Exhibit 99.1

VAREX ANNOUNCES FINANCIAL RESULTS FOR
SECOND QUARTER FISCAL YEAR 2026

SALT LAKE CITY, May 7, 2026 – Varex Imaging Corporation (Nasdaq: VREX) today announced its unaudited financial results for the second quarter fiscal year 2026.

Q2FY26 Summary
•Revenues $216 million
•GAAP gross margin 34% | Non-GAAP gross margin* 34%
•GAAP operating margin 7% | Non-GAAP operating margin* 9%
•GAAP net loss $0.19 per diluted share | Non-GAAP net income* $0.21 per diluted share
•Cash outflows from operations of $2 million

"Demand remained solid in the second quarter, with continued momentum across both our Medical and Industrial businesses driven by global CT, cargo systems and photon counting detectors," said Sunny Sanyal, Chief Executive Officer. Sanyal added, "As we move into the second half of fiscal 2026, we are encouraged by favorable demand trends across both Medical and Industrial segments. We believe these dynamics position us well to grow revenue year-over-year in the second half of fiscal 2026."

Varex’s second quarter revenue of $216 million was up 1% year-over-year. Medical segment revenue was $156 million, while Industrial segment revenue was $60 million. Non-GAAP gross margin was 34% in the quarter compared to 36% in the second quarter of fiscal year 2025, and non-GAAP EPS decreased to $0.21 in the quarter from $0.31 in the second quarter of fiscal year 2025.

Balance Sheet & Cash Flow
Cash outflows from operations was $2 million in the second quarter of fiscal year 2026. Cash, cash equivalents, and marketable securities was $88 million as of the end of the second quarter, compared to $155 million at the end of fiscal year 2025. The change in cash primarily reflects the Company's debt redemption and refinancing completed in March, as well as increased working capital associated with inventory to support anticipated demand and future shipments.

Outlook
For the second half of fiscal 2026, revenue is expected to be up approximately 3% compared to the second half of fiscal 2025. As a result, full fiscal year 2026 revenue is expected to be in the range of $860 million to $880 million and non-GAAP EPS to be in the range of $0.80 to $1.00.

Guidance for the third quarter of fiscal year 2026 is as follows:
•Revenues are expected to be between $210 million and $225 million
•Non-GAAP net earnings per diluted share is expected to be between $0.15 and $0.30

While the Company has applied for tariff refunds, no International Emergency Economic Powers Act (IEEPA) tariff refund is assumed in guidance.

Guidance for the company's net earnings per diluted share is provided on a non-GAAP basis only. This non-GAAP financial measure is forward-looking, and the company is unable to provide a meaningful or accurate reconciliation to a GAAP forecast of net earnings per diluted share without unreasonable effort due to certain of these reconciling items being uncertain, out of its control, and the amount and timing of these items being unable to be reasonably predicted. The actual amounts of such reconciling items could have a significant impact on the company's GAAP net income (loss) per diluted share.

Non-GAAP Financial Measures
*Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.

Conference Call Information
Varex will conduct its earnings conference call for the second quarter of fiscal year 2026 today at 3:00 p.m. Mountain Time. The conference call, including a supplemental slide presentation, will be webcast live and can be accessed at Varex’s website at www.vareximaging.com/investor-relations. Access will also be available by dialing 877-524-8416 from anywhere in the U.S. or by dialing 412-902-1028 from non-U.S. locations. The webcast and supplemental slide presentation will be archived on Varex’s website at www.vareximaging.com/financial-reports. A replay of the call will be available from today through May 21st at 877-660-6853 from anywhere in the U.S. or 201-612-7415 from non-U.S. locations. The replay access code is 13760146. The listen-only webcast link is: https://event.choruscall.com/mediaframe/webcast.html?webcastid=yalsKXji

About Varex
Varex Imaging Corporation is a leading innovator, designer, and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors, and other image processing solutions that are key components of X-ray imaging systems, as well as X-ray imaging systems for industrial applications. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices, and imaging software in their systems to detect, diagnose, protect, and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,450 people located in North America, Europe, and Asia. For more information visit www.vareximaging.com.

Forward Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning unaudited financial results; revenue and earnings guidance; industry or business outlook; product demand environment; expected future financial results or performance; and any statements using the terms “believe,” “expect,” “anticipate,” “can,” “should,” “would,” “could,” “estimate,” “may,” “intend,” and “potential,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results and the outcome and timing of certain events to differ materially from those projected or management’s current expectations. While forward-looking statements are based on assumptions and analyses made by management of Varex that it believes to be reasonable under the circumstances, actual results and developments will depend on a number of risks and uncertainties which could cause actual results, performance, and financial condition to differ materially from such expectations. Such risks and uncertainties include: changes in import/export regulatory regimes, tariffs, trade wars, and national policies, including exemptions thereto; reduction in or loss of business of one or more of the company's limited original equipment manufacturing customers; global, regional, and country-specific economic instability, shifting political environments, changing tax treatment, tariffs, trade wars, and other risks associated with international manufacturing, operations and sales; loss of business to, and an inability to effectively compete with, competitors; pricing pressures and other factors that could result in market erosion or loss of customers; failure to meet customers’ needs and demands; supply chain disruptions resulting in delayed product delivery, and increased costs as a result of reliance on a limited number of suppliers for certain key components; disruption of critical information systems or material breaches in the security of such systems; inability to maintain or defend intellectual property rights, and cost associated with protecting the company's intellectual property and defending such rights and defending against infringement claims; non-compliance with regulations applicable to marketing, manufacturing, labeling, and distributing the company's products and delays in obtaining regulatory clearances or approvals; limitations imposed by operating and financial restrictions of the company's debt financing agreements; the financial results of the company's equity method investments and joint ventures, and the other risks listed from time to time in the company's filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause the company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varex has not filed its Form 10-Q for the second quarter of fiscal year 2026. All financial results described here should be considered preliminary and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time Varex files its Form 10-Q.

# # #

For Information Contact:
Christopher Belfiore
Director of Investor Relations
Varex Imaging Corporation
801.973.1566 | christopher.belfiore@vareximaging.com

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In millions, except for per share amounts)	April 3, 2026	April 4, 2025	April 3, 2026	April 4, 2025
Revenues, net
Medical	$156.2	$153.8	$301.0	$298.4
Industrial	59.8	59.1	124.6	114.3
Total revenues	216.0	212.9	425.6	412.7
Cost of revenues
Medical	105.6	97.9	204.4	193.0
Industrial	37.8	38.3	78.8	74.5
Total cost of revenues	143.4	136.2	283.2	267.5
Gross profit
Medical	50.6	55.9	96.6	105.4
Industrial	22.0	20.8	45.8	39.8
Total gross profit	72.6	76.7	142.4	145.2
Operating expenses:
Research and development	22.2	22.0	43.9	45.5
Selling, general, and administrative	36.0	32.6	68.7	66.4
Total operating expenses	58.2	54.6	112.6	111.9
Operating income	14.4	22.1	29.8	33.3
Interest income	0.4	2.9	1.0	5.0
Interest expense	(17.2)	(10.2)	(25.1)	(18.2)
Other expense, net	(4.0)	(4.0)	(8.3)	(6.8)
Interest and other expense, net	(20.8)	(11.3)	(32.4)	(20.0)
(Loss) income before taxes	(6.4)	10.8	(2.6)	13.3
Income tax expense	1.6	3.7	3.0	6.3
Net (loss) income	(8.0)	7.1	(5.6)	7.0
Less: Net income attributable to noncontrolling interests	0.1	0.2	0.2	0.4
Net (loss) income attributable to Varex	$(8.1)	$6.9	$(5.8)	$6.6
Net (loss) income per common share attributable to Varex
Basic	$(0.19)	$0.17	$(0.14)	$0.16
Diluted	$(0.19)	$0.17	$(0.14)	$0.16
Weighted average common shares outstanding
Basic	42.0	41.4	41.9	41.2
Diluted	42.0	51.2	41.9	41.6

VAREX IMAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share and per share amounts)	April 3, 2026	October 3, 2025
Assets
Current assets:
Cash and cash equivalents	$85.3	$145.0
Marketable securities	3.0	10.1
Accounts receivable, net of allowance for credit losses of $1.7 million and $2.1 million at April 3, 2026 and October 3, 2025, respectively	148.1	156.6
Inventories, net	346.7	299.4
Prepaid expenses and other current assets	42.5	30.7
Total current assets	625.6	641.8
Property, plant, and equipment, net	163.4	157.8
Goodwill	197.8	198.4
Intangible assets, net	13.2	14.0
Investments in privately-held companies	20.0	24.5
Deferred tax assets	2.9	2.9
Operating lease assets	29.0	29.4
Other assets	37.5	38.6
Total assets	$1,089.4	$1,107.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$96.4	$69.9
Accrued liabilities and other current liabilities	61.1	98.4
Current operating lease liabilities	4.7	4.4
Current maturities of long-term debt, net	18.6	1.5
Deferred revenues	14.5	13.0
Total current liabilities	195.3	187.2
Long-term debt, net	329.0	366.0
Deferred tax liabilities	5.8	5.5
Operating lease liabilities	23.0	24.0
Other long-term liabilities	48.2	38.1
Total liabilities	601.3	620.8
Stockholders' equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized
Shares issued and outstanding: 42,146,485 and 41,689,672 at April 3, 2026 and October 3, 2025, respectively.	0.4	0.4
Additional paid-in capital	491.1	483.3
Accumulated other comprehensive loss	(5.6)	(5.2)
Accumulated deficit	(11.7)	(5.9)
Total Varex stockholders' equity	474.2	472.6
Noncontrolling interests	13.9	14.0
Total stockholders' equity	488.1	486.6
Total liabilities and stockholders' equity	$1,089.4	$1,107.4

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 3, 2026	April 4, 2025	April 3, 2026	April 4, 2025
GROSS PROFIT RECONCILIATION
Revenues, net	$216.0	$212.9	$425.6	$412.7
Gross profit	72.6	76.7	142.4	145.2
Amortization of intangible assets	0.6	0.6	1.2	1.1
Non-GAAP gross profit	$73.2	$77.3	$143.6	$146.3
Gross margin %	33.6%	36.0%	33.5%	35.2%
Non-GAAP gross margin %	33.9%	36.3%	33.7%	35.4%

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE RECONCILIATION
Selling, general, and administrative	$36.0	$32.6	$68.7	$66.4
Amortization of intangible assets	0.5	0.4	0.9	0.8
Restructuring charges	—	1.0	0.2	1.7
Non-ordinary course litigation	3.8	2.2	6.1	3.4
Other non-operational gain	—	(0.4)	—	—
Non-GAAP selling, general, and administrative expense	$31.7	$29.4	$61.5	$60.5

OPERATING EXPENSE RECONCILIATION
Total operating expenses	$58.2	$54.6	$112.6	$111.9
Amortization of intangible assets	0.5	0.4	0.9	0.8
Restructuring charges	—	1.0	0.2	1.7
Non-ordinary course litigation	3.8	2.2	6.1	3.4
Other non-operational gain	—	(0.4)	—	—
Non-GAAP operating expense	$53.9	$51.4	$105.4	$106.0

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)
	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 3, 2026	April 4, 2025	April 3, 2026	April 4, 2025
OPERATING INCOME RECONCILIATION
Operating income	$14.4	$22.1	$29.8	$33.3
Amortization of intangible assets (includes amortization impacts to cost of revenues)	1.1	1.0	2.1	1.9
Restructuring charges (includes restructuring impact to cost of revenues)	—	1.0	0.2	1.7
Non-ordinary course litigation	3.8	2.2	6.1	3.4
Other non-operational gain (includes other non-operational impacts to cost of revenues)	—	(0.4)	—	—
Total operating income adjustments	4.9	3.8	8.4	7.0
Non-GAAP operating income	$19.3	$25.9	$38.2	$40.3
Operating margin %	6.7%	10.4%	7.0%	8.1%
Non-GAAP operating margin %	8.9%	12.2%	9.0%	9.8%

(LOSS) INCOME BEFORE TAXES RECONCILIATION
(Loss) income before taxes	$(6.4)	$10.8	$(2.6)	$13.3
Total operating income adjustments	4.9	3.8	8.4	7.0
Loss from equity-method investments	1.3	1.9	4.5	3.6
Other non-operational costs[1]	9.4	0.3	10.0	0.4
Total income before taxes adjustments	15.6	6.0	22.9	11.0
Non-GAAP income before taxes	$9.2	$16.8	$20.3	$24.3

INCOME TAX EXPENSE RECONCILIATION
Income tax expense	$1.6	$3.7	$3.0	$6.3
Tax effect on non-GAAP adjustments	1.2	1.6	(0.4)	1.2
Non-GAAP income tax expense	$0.4	$2.1	$3.4	$5.1
1 Other non-operational costs consist primarily of costs related to the early extinguishment of debt. For both the three and six months ended April 3, 2026, these costs totaled $9.4 million, compared to $0.0 million and $0.1 million for the three and six months ended April 4, 2025, respectively. These amounts reflect losses incurred in connection with the early repayment, refinancing, or modification of existing debt agreements. Such costs are episodic, arise from discrete financing decisions, and are not reflective of the Company’s ongoing operating performance. Management believes excluding these amounts from its non‑GAAP results enhances comparability across periods and with peer companies and provides investors with a clearer view of the Company’s core operating results.

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 3, 2026	April 4, 2025	April 3, 2026	April 4, 2025
NET (LOSS) INCOME AND DILUTED NET (LOSS) INCOME PER SHARE RECONCILIATION
Net (loss) income attributable to Varex	$(8.1)	$6.9	$(5.8)	$6.6
Total income before taxes adjustments	15.6	6.0	22.9	11.0
Effective tax rate on non-GAAP adjustments %	(7.7)%	(26.7)%	1.7%	(10.9)%
Tax effect on non-GAAP adjustments	1.2	1.6	(0.4)	1.2
Non-GAAP net income	8.7	14.5	16.7	18.8
Interest expense on Convertible Notes, net of tax	—	1.6	—	—
Non-GAAP net income adjusted for interest add-back	8.7	16.1	16.7	18.8
Diluted net (loss) income per share	(0.19)	0.17	(0.14)	0.16
Non-GAAP diluted net income per share	$0.21	$0.31	$0.40	$0.45

ADJUSTED EBITDA RECONCILIATION
Net (loss) income attributable to Varex	$(8.1)	$6.9	$(5.8)	$6.6
Interest expense	7.8	10.2	15.7	18.1
Income tax expense	1.6	3.7	3.0	6.3
Depreciation	5.7	5.6	11.4	11.8
Amortization	1.1	1.0	2.2	1.9
Share-based compensation	4.0	3.8	7.8	7.9
Restructuring charges	—	1.0	0.2	1.7
Non-ordinary course litigation	3.8	2.2	6.1	3.4
Loss from equity-method investments	1.3	1.9	4.5	3.6
Other non-operational costs (gain)	9.4	(0.1)	10.0	0.4
Adjusted EBITDA	$26.6	$36.2	$55.1	$61.7

Reconciliation of 2025 Non-GAAP Financial Information As Previously Reported to 2025 Non-GAAP Financial Results as per Updated Policy - Excluding gains and losses from equity-method investments
(Unaudited)

We annually review our non-GAAP policy to determine whether any changes to the policy should be made. As part of our review, we considered a strategic shift at one of our equity method investees. Because of this, and because we do not control operations of either of our equity method investments, we believe that the results of these businesses no longer provide investors with information helpful to evaluate our ongoing operations. As such, we have modified our non-GAAP policy to exclude the gains and losses from our equity method investments. The gains and losses on the company's equity-method investments in privately-held companies are recorded to other expense, net, in the company’s Condensed Consolidated Statements of Operations. This updated non-GAAP policy will become the basis for the company’s comparisons going forward in fiscal year 2026 and is reflected in its 2026 guidance. The reconciliations below reflect the application of the new policy as if it had been adopted at the beginning of fiscal year 2025. Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the most comparable GAAP measures.

INCOME BEFORE TAXES RECONCILIATION
(In millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Non-GAAP income before taxes (as reported)	$5.8	$14.9	$10.0	$17.8	$48.5

Loss (income) from equity-method investments	1.7	1.9	(1.4)	0.1	2.3

Non-GAAP income before taxes (as adjusted)	$7.5	$16.8	$8.6	$17.9	$50.8

INCOME TAX EXPENSE RECONCILIATION
(In millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Non-GAAP income tax expense (as reported)	$2.7	$3.2	$2.4	$2.5	$10.8

Tax effect on non-GAAP adjustment	(0.3)	1.1	(0.9)	(0.4)	(0.5)

Non-GAAP income tax expense (as adjusted)	$3.0	$2.1	$3.3	$2.9	$11.3

NET INCOME (LOSS) AND DILUTED NET INCOME (LOSS) PER SHARE RECONCILIATION
(In millions, except per share amounts)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Non-GAAP net income (as reported)	$2.9	$11.5	$7.6	$15.3	$37.3

Loss (income) from equity-method investments	1.7	1.9	(1.4)	0.1	2.3
Tax effect on non-GAAP adjustment	(0.3)	1.1	(0.9)	(0.4)	(0.5)

Non-GAAP net income (as adjusted)	$4.3	$14.5	$5.3	$15.0	$39.1

Non-GAAP net income adjusted for interest add-back (as reported)	$2.9	$13.1	$7.6	$15.3	$37.3

Loss (income) from equity-method investments	1.7	1.9	(1.4)	0.1	2.3
Tax effect on non-GAAP adjustment	(0.3)	1.1	(0.9)	(0.4)	(0.5)

Non-GAAP net income adjusted for interest add-back (as adjusted)	$4.3	$16.1	$5.3	$15.0	$39.1

Diluted shares	41.1	51.2	41.5	41.8	41.4

Diluted EPS (as reported)	$0.07	$0.26	$0.18	$0.37	$0.90
Diluted EPS (as adjusted)	$0.10	$0.31	$0.13	$0.36	$0.94

ADJUSTED EBITDA RECONCILIATION
(In millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Adjusted EBITDA (as reported)	$23.8	$34.3	$28.9	$34.9	$121.9

Loss (income) from equity-method investments	1.7	1.9	(1.4)	0.1	2.3

Adjusted EBITDA (as adjusted)	$25.5	$36.2	$27.5	$35.0	$124.2

Discussion of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures derived from the company's Condensed Consolidated Statements of Operations. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These measures include: non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expense; non-GAAP operating earnings; non-GAAP operating earnings margin; non-GAAP earnings before taxes; non-GAAP net earnings; non-GAAP net earnings per diluted share, non-GAAP dilutive shares; and non-GAAP EBITDA. The company is providing a reconciliation above of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company is unable to provide without unreasonable effort a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

The company utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, in making operating decisions, and forecasting and planning for future periods. The company considers the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of its business by excluding unusual and one-time costs. The company believes that disclosing non-GAAP financial measures provides useful supplemental data that allows for greater transparency in the review of its financial and operational performance. The company also believes that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating its operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Non-GAAP measures include the following items:

Amortization of intangible assets: The company does not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or asset purchase. The company believes that excluding amortization of intangible assets allows the users of its financial statements to better review and understand the historic and current results of its operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: The company may incur charges to cost of revenues as a result of acquisitions. The company believes that excluding these charges allows the users of its financial statements to better understand the historic and current cost of its products, its gross margin, and also facilitates comparisons to peer companies.

Restructuring charges: The company incurs restructuring charges that result from events which arise from unforeseen circumstances and/or often occur outside of the ordinary course of its on-going business. Although these events are reflected in its GAAP financials, these unique transactions may limit the comparability of its on-going operations with prior and future periods.

Acquisition and integration related costs: The company incurs expenses or benefits with respect to certain items associated with its acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. The company excludes such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of its on-going business. The company also incurs expenses or benefits with respect to certain items associated with its acquisitions, such as integration costs relating to acquisition costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment of goodwill: The company may incur impairment charges that result from events which arise from unforeseen circumstances and/or often occur outside of the ordinary course of its on-going business and such charges may limit the comparability of its on-going operations with prior and future periods.

Non-ordinary course litigation: The company may incur charges that result from non-ordinary course litigation matters such as certain intellectual property disputes and joint venture litigation. Litigation matters that are part of the ordinary course of the company’s business, such as product liability claims, employment related matters and commercial contract disputes, are not excluded.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s ongoing business operations. These may include such items as legal settlements, inventory write-downs for discontinued products, cost of facilities no longer in use, extinguishment of debt and hedge costs, environmental settlements, governmental settlements including tax settlements, and other items of similar nature.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s normal business operations. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: The company applies its non-GAAP adjustments to the GAAP pretax income to calculate the non-GAAP effective tax rate. This application of its non-GAAP effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, or any other non-operational tax adjustments.

Dilution offset from convertible notes hedge transaction: In connection with the issuance of the company’s Convertible Senior Unsecured Notes (the Convertible Notes) in June 2020, the company entered into convertible note hedge transactions (the Hedge Transactions) to reduce the potential dilutive effect on common shares upon the potential conversion of the Convertible Notes. GAAP diluted shares outstanding includes the incremental dilutive shares from the company’s Convertible Notes. Under GAAP, the anti-dilutive impact of the Convertible Note Hedge Transactions is not reflected in GAAP diluted shares outstanding. In periods in which the average stock price per share exceeds $20.81 and the company has GAAP net income, the non-GAAP diluted share count includes the anti-dilutive impact of the company’s Hedge Transactions, which reduces the potential dilution that otherwise would occur upon conversion of the company’s Convertible Notes. The company believes non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the Hedge Transactions against potential conversion of the Convertible Notes.

Gains and losses on equity-method investments: The company's net (loss) income is impacted by gains and losses associated with its equity-method investments in privately-held companies included in other expense, net on the Condensed Consolidated Statements of Operations. These gains and losses may arise from unforeseen circumstances and/or often occur outside of the ordinary course of the company's on-going business. By excluding these gains and losses, investors can better evaluate its operating performance period-over-period.